UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2025 (July 22, 2025)

PROFESSIONAL DIVERSITY NETWORK, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35824	80-0900177
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

55 E. Monroe Street, Suite 2120, Chicago, Illinois 60603
(Address of Principal Executive Office) (Zip Code)

(312) 614-0950
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	IPDN	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

On July 19, 2025, the Board of Directors (the “Board”) of Professional Diversity Network, Inc. (the “Company”) took the following actions: (i) accepted the resignation of Mr. Adam He as Chief Executive Officer; (ii) appointed Mr. Xun Wu as the new Chief Executive Officer; (iii) increased the size of the Board from five (5) to seven (7) directors; and (iv) appointed Ms. Haixia Lu as a new independent director to fill one of the newly created vacancies.

Resignation of Principal Executive Officer

On June 6, 2025, Mr. Adam He notified the Board of his decision to resign from the position of Chief Executive Officer of the Company, effective upon the Board's election of a new CEO. The Company understands that Mr. He’s decision to resign was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices. The Board expressed its gratitude for his service.

Appointment of New Principal Executive Officer

On July 19, 2025, the Board appointed Mr. Xun Wu as the Company’s Chief Executive Officer, effective as of July 22, 2025.

Mr. Wu, age 65, brings extensive experience in management and editorial leadership. Since 2011, he has served as the Chief Editor at Wenzhou News Media Center, where he led the entire editorial team, developed editorial policies, and managed major projects. Prior to this, he was an Editor at the same organization from 1995 to 2011, responsible for daily news content, layout design, and maintaining high editorial standards. Mr. Wu began his career as a Typesetting & Printing Technician at Wenzhou Daily Printing Factory. He holds a Bachelor’s Degree in Chinese Language and Literature from Wenzhou Normal University and received advanced professional training in electronic publishing systems from Peking University.

There is no arrangement or understanding between Mr. Wu and any other person pursuant to which he was selected as an officer of the Company, and there is no family relationship between Mr. Wu and any of the Company’s other directors or executive officers. Since the beginning of the Company’s last fiscal year, there have been no transactions, and there are no currently proposed transactions, in which the Company was or is to be a participant and in which Mr. Wu had or will have a direct or indirect material interest that would be required to be reported under Item 404(a) of Regulation S-K.

In connection with his appointment, on July 22, 2025, the Company entered into an employment agreement with Mr. Wu (the “Employment Agreement”). The material terms of the Employment Agreement are summarized as follows:

Term: 12 months commencing July 22, 2025, unless terminated earlier pursuant to the Employment Agreement

Base Salary: shares of common stock of the Company with an aggregate fair market value of $100,000 USD per year, as determined on the date of each grant

Annual Bonus: no additional annual bonus specified apart from the base salary in shares

Equity Awards: no additional equity awards specified apart from the base salary in shares

Severance: if upon termination without cause: payment of earned but unpaid base salary prior to termination; if Upon termination due to change of control: (1) a lump sum cash payment equal to 12 months of base salary, (2) a lump sum cash payment equal to a pro-rated target annual bonus for the year prior to termination, (3) as applicable, immediate vesting of 100% of unvested outstanding equity awards.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Increase in Board Size and Appointment of New Director

On July 19, 2025, upon the recommendation of the Company’s Nominating and Governance Committee, the Board of Directors increased the authorized number of directors from five (5) to seven (7) and appointed Ms. Haixia Lu to fill one of the resulting vacancies, effective immediately. The Board has affirmatively determined that Ms. Lu qualifies as an independent director under the listing standards of the Nasdaq Stock Market.

Ms. Lu, age 32, currently serves as a Project Management Specialist and Head of the Health Education Unit at Novartis Pharmaceuticals, a position she has held since January 2020. In this role, she leads cross-functional teams to deliver patient-focused health programs, manages project timelines and budgets, and develops health education content. Previously, Ms. Lu worked as a Public Health Administration Specialist at Wuhan First Hospital and Wuhan University People’s Hospital. Ms. Lu earned a Bachelor’s Degree in Public Health Administration and a dual degree in Accounting from Wuhan University of Science and Technology, providing her with valuable expertise in both public health and financial matters.

The committee assignments for Ms. Lu have not been determined at this time. In accordance with Instruction 2 to Item 5.02 of Form 8-K, the Company will file an amendment to this Current Report on Form 8-K to disclose Ms. Lu’s committee appointments within four business days after such information is determined.

There is no arrangement or understanding between Ms. Lu and any other person pursuant to which she was selected as a director. There are no family relationships between Ms. Lu and any director or executive officer of the Company. Since the beginning of the Company’s last fiscal year, there have been no transactions, and there are no currently proposed transactions, in which the Company was or is to be a participant and in which Ms. Lu or any member of her immediate family had or will have a direct or indirect material interest that would be required to be reported under Item 404(a) of Regulation S-K.

In connection with her appointment, on July 22, 2025, Ms. Lu entered into an Independent Director Service Agreement (the “Director Agreement”) and the Company’s standard form of indemnification agreement for its directors. Pursuant to the Company’s non-employee director compensation program, as described in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on May 1, 2025, Ms. Lu will be entitled to receive: (i) an annual cash retainer of $5,000; (ii) an annual equity award of $25,000 in Restricted Stock Units; and (iii) applicable cash retainers for any committee service to which she may be appointed. The foregoing description is qualified in its entirety by reference to the full text of the Independent Director Service Agreement and the form of Director and Executive Officer’s Indemnification Agreement, which are filed as Exhibit 10.2 and Exhibit 10.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Employment Agreement, dated July 22, 2025, by and between Professional Diversity Network, Inc. and Xun Wu.
10.2	Independent Director Service Agreement, dated July 22, 2025, by and between Professional Diversity Network, Inc. and Haixia Lu.
10.3	Form of Director and Executive Officer’s Indemnification Agreement.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHANN CORP.

Date: July 23, 2025	By:	/s/ Hao Zhang
	Name:	Hao Zhang
	Title:	Chairman of the Board

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